Columbus Acquisition Corp.
FOR IMMEDIATE RELEASE
COLUMBUS ACQUISITION CORP. SETS RECORD DATE FOR STOCKHOLDER VOTE ON
PROPOSED AMENDMENTS TO ITS CERTIFICATE OF INCORPORATION
New York, NY— April 9, 2009 — Columbus Acquisition Corp. (“Columbus”) (NYSE Amex: BUS, BUS-U, BUS-WT) announced today that Columbus has fixed the close of business on April 20, 2009 as the record date for the stockholders entitled to vote at its special meeting to approve amendments to its certificate of incorporation to extend the time available for it to consummate a “business combination” with Integrated Drilling Equipment Company (“IDE”) until July 15, 2009 and related proposals.
Preliminary proxy materials were filed with the Securities and Exchange Commission (“SEC”) on April 2, 2009 in relation to the solicitation of Columbus’s stockholders in connection with the special meeting. Additional information concerning the special meeting, including its time, date and location, will be contained in the Columbus definitive proxy statement, which will be mailed promptly following completion of any review by the SEC.
About Columbus Acquisition Corp.
Columbus Acquisition Corp. is a blank check company organized under the laws of the State of Delaware on August 1, 2006. Columbus was formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, one or more operating businesses that it believes has significant growth potential. Columbus’ initial public offering was declared effective May 18, 2007 and was consummated on May 21, 2007, resulting in net proceeds of approximately $109.8 million through the sale of 14.375 million units at $8.00 per unit. Each unit was comprised of one share of Columbus common stock and one warrant with an exercise price of $6.00. As of December 31, 2008, Columbus held $115.1 million in a trust account maintained by an independent trustee, which will be released upon consummation of the business combination. Additional information is available at www.columbusacquisition.com.
About Integrated Drilling Equipment Company.
Based in Houston, TX and serving the international drilling market, Integrated Drilling Equipment Company is a leading land-based rig refurbishment operation and a vertically-integrated rig manufacturer. IDE benefits from compelling macro trends in the energy infrastructure sector including sustainable, long-term global demand for energy, increasing challenges to uncovering new oil reserves, and an aging rig fleet that is propelling demand for new rigs and rig refurbishment services. IDE serves a global customer base, with international contracts comprising approximately 85% of its 2008 sales.
This communication shall not constitute an offer to sell or a solicitation of an offer to buy any securities. This communication may be deemed to be solicitation material in respect of the proposed Extension Amendments.
Columbus has filed with the SEC a preliminary proxy statement, as amended, in connection with the proposed Extension Amendments and intends to file and mail to Columbus stockholders a definitive proxy statement and other relevant materials. Stockholders of Columbus and other interested persons are advised to read Columbus’ preliminary proxy statement and, when available, definitive proxy statement in connection with the solicitation of proxies for the special meeting of Columbus stockholders to be held to approve the Extension Amendments because these statements contain, or will contain once available, important information about Columbus and the proposed Extension Amendments. The definitive proxy statement will be mailed to stockholders of record as of April 20, 2009. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: Columbus Acquisition Corp., 153 East 53rd Street, 58th Floor, New York, NY 10022.
Columbus and its directors and officers may be deemed participants in the solicitation of proxies from Columbus stockholders. A list of the names of those directors and officers and descriptions of their interests in Columbus is contained in Columbus’ preliminary proxy statement, as amended, which was filed with the SEC as of March 30, 2009, and will also be contained in Columbus’ definitive proxy statement when it becomes available. Columbus’ stockholders may obtain additional information about the interests of its directors and officers in the proposed Extension Amendments by reading Columbus’ definitive proxy statement when it becomes available.
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CONTACT:	-OR-	INVESTOR RELATIONS:
Columbus Acquisition Corp.		The Equity Group Inc.
Michael W. Ernestus		Devin Sullivan
President		Senior Vice President
(212) 408-0569		(212) 836-9608 / dsullivan@equityny.com
info@columbusacquisition.com		Melissa Dixon
Senior Account Executive
(212) 836-9613 / mdixon@equityny.com